Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IronNet, Inc. of our report dated May 14, 2021 relating to the financial statements of IronNet Cybersecurity, Inc., which appears in the Registration Statement on Form S-1 (No. 333-259731) of IronNet, Inc.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 17, 2021